Exhibit 99.4
Aggregate Statement of Principal and Interest Distributions to
Certificateholders as of December 31,2005
STRUCTURED ASSET SECURITIES CORPORATION
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2005-GEL1
Original Beginning Ending
Class Balance Balance Principal Interest Loss Balance
A 117,672,000.00 117,672,000.00 54,167,613.45 3,286,859.03 0.00 63,504,386.55
M1 12,981,000.00 12,981,000.00 0.00 497,743.89 0.00 12,981,000.00
M2 8,047,000.00 8,047,000.00 0.00 336,718.93 0.00 8,047,000.00
M3 6,604,000.00 6,604,000.00 0.00 324,865.21 0.00 6,604,000.00
M4 2,505,000.00 2,505,000.00 0.00 137,775.00 0.00 2,505,000.00
B 4,026,000.00 4,026,000.00 0.00 202,977.50 0.00 4,026,000.00
P 100.00 100.00 0.00 459,674.14 0.00 100.00
X 56.55 56.55 0.00 0.00 0.00 3,035,321.20
R 0.00 0.00 0.00 0.00 0.00 0.00